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                                                                   Exhibit 2.1.1


          LIST OF SCHEDULES AND EXHIBITS TO PURCHASE AND SALE AGREEMENT
                            OMITTED FROM THIS FILING


SCHEDULES:

     Schedule 1.1(a)    BUYER Knowledge
     Schedule 1.1(b)    Seller Knowledge
     Schedule 1(G)      Contracts
     Schedule 1(H)      Spare Parts
     Schedule 4(G)      Tax Proceedings
     Schedule 4(H)      Non-Compliance
     Schedule 4(J)      Proceedings
     Schedule 35(a)     Available Employees
     Schedule 35(b)     Seller Plans


EXHIBITS:

     Exhibit "A-1"     Facilities
     Exhibit "A-2"     Real Property
     Exhibit "A-3"     Buildings and Improvements to be Leased
     Exhibit "A-4"     Ground Lease
     Exhibit "B"       Easements
     Exhibit "B-1"     Shared Easements
     Exhibit "C"       Safety Requirements
     Exhibit "D"       Drug and Alcohol Prohibitions and Requirements
     Exhibit "E"       Confidentiality Agreement
     Exhibit "F"       Bill of Sale
     Exhibit "G"       Form of Assignment
     Exhibit "G-1"     Form of Assignment for Shared Easements
     Exhibit "H"       Environmental Permits
     Exhibit "I"       Environmental Documents
     Exhibit "J"       Transition Services Agreement
     Exhibit "K"       BUYER'S release of MPLCO for Environmental Liability
     Exhibit "L"       Special Warranty Deed
     Exhibit "M"       Inventory Measurement Procedures
     Exhibit "N"       Facilities Separation Agreement
     Exhibit "O"       Assignment of Landowners' Release
     Exhibit "P"       Easement Sharing Agreement
     Exhibit "Q"       Form of Easement for MPLCO 20-inch Pipeline and Related
                       Facilities